EXHIBIT 99.1

GEE Group Announces Results for the Fiscal Fourth Quarter and Full Year Ended September 30, 2025

Jacksonville, FL / ACCESS Newswire / December 17, 2025 / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal year and fourth quarter ended September 30, 2025. The Company’s contract and placement services are currently provided under its Professional Staffing Services operating division or segment. The operations and substantially all the assets of the Company’s former Industrial Staffing Services segment were sold during fiscal 2025 and have been reclassified as discontinued operations so are excluded from the results of continuing operations reported below, unless otherwise stated. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2025 Full Year and Q4 Continuing Operations Highlights

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Consolidated revenues for the fourth quarter and fiscal year ended September 30, 2025 were $23.5 million and $96.5 million, both down 10% over the comparable fiscal 2024 periods. The decrease in consolidated revenues was mainly attributable to overall macroeconomic weakness and uncertainties related to tariffs, persistent inflation and relatively high interest rates. These factors have continued to adversely affect the U.S. labor markets and contributed to a tepid demand environment for the Company’s staffing services and having a negative impact on our results throughout fiscal 2025. In addition, the proliferation of various artificial intelligence (“AI”) applications and tools implemented across various industries has had a dampening effect on many organizations hiring plans and in many cases led to job terminations and reductions in the demand for certain types of labor.

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Professional contract staffing services revenues for the fourth quarter and fiscal year ended September 30, 2025 were $20.4 million and $84.7 million respectively, both down 11% over the comparable fiscal 2024 periods. These year-over-year declines were mainly due to a decrease in job orders and lower demand due to the above-mentioned conditions.

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Direct hire placement revenues for the fourth quarter and fiscal year ended September 30, 2025 were $3.1 million and $11.8 million, down 9% and 3%, respectively, compared with the same fiscal 2024 periods.

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Gross profits were $8.4 million and $33.4 million, for the fourth quarter and fiscal year ended September 30, 2025, both down 8%, respectively, compared with the same fiscal 2024 periods. Gross margins were 35.8% and 34.6%, for the fourth quarter and fiscal year ended September 30, 2025, compared to 35.1% and 33.8%, respectively, for the same fiscal 2024 periods. The declines in gross profits were consistent with the declines in revenue, and the net increases in our gross margins are mainly attributable to the increase in the mix of direct hire placement revenues, which have 100% gross margin, relative to total revenue.

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Selling, general and administrative expenses (“SG&A”) were lower for the fourth quarter and fiscal year ended September 30, 2025 at $8.9 million and $35.6 million, down 13% and 11%, respectively, compared with the same fiscal 2024 periods.

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Losses from continuing operations for the fourth quarter and fiscal year ended September 30, 2025 were $(613) thousand, or $(0.01) per diluted share, and $(34.7) million, or $(0.32) per diluted share, as compared with losses from continuing operations of $(2.1) million, or $(0.02) per diluted share, and $(22.7) million, or $(0.21) per diluted share, for the same fiscal 2024 periods. The losses for each fiscal year include non-cash impairment charges of $22 million and $19.4 million for the fiscal year ended September 30, 2025 and 2024, respectively. The remaining losses from continuing operations are primarily attributable to a continuation of the weak macroeconomic and labor market conditions addressed above. The U.S. Staffing Industry, as a whole, has generally experienced declines in the overall volume of business resulting in weaker financial performance.

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Adjusted EBITDA (a non-GAAP financial measure), which improved for the fourth quarter and fiscal year ended September 30, 2025, was $(306) thousand and $(1.2) million, respectively, as compared with $(924) thousand and $(2.0) million for the comparable fiscal 2024 periods. Reconciliations of net loss from continuing operations to non-GAAP adjusted EBITDA are attached hereto.

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Free cash flow (a non-GAAP financial measure), including cash flows from discontinued operations, for the fiscal year ended September 30, 2025 was a positive $533 thousand as compared with a positive $144 thousand for the comparable fiscal 2024 period. Reconciliations of net cash provided by operating activities to non-GAAP free cash flow are attached hereto.

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The Company maintains a strong liquidity position and as of September 30, 2025, cash balances were $21.4 million, borrowing availability under GEE Group’s bank ABL credit facility was $4.8 million, which remains undrawn, and net working capital was $24.0 million. Our current ratio was 4.1, shareholders’ equity was $50.0 million, and our long-term debt was zero.

•	Net book value per share and net tangible book value per share were $0.46 and $0.23, respectively, as of September 30, 2025.

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On January 3, 2025, the Company acquired Hornet Staffing, Inc. Hornet provides staffing solutions to markets serving large scale, "blue chip" companies in the information technology, professional and customer service staffing verticals. The Hornet acquisition enhances the Company’s ability to compete more effectively helping to secure new business from Fortune 1000 and other large users of contingent and outsourced labor. Hornet’s workforce solutions include significant expertise in working with managed service providers ("MSP") and vendor management systems ("VMS") utilizing a highly efficient offshore recruiting team to fill job orders.

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As a result of our Industrial Segment being deemed a discontinued operation, the results of that segment have been reclassified to loss from discontinued operations in the Company’s consolidated statements of operations. On June 2, 2025, the Company entered into an agreement to sell certain operating assets of the Industrial Segment and recorded a net gain on sale of $133 thousand after related expenses during the fiscal year ended September 30, 2025. Income (loss) from discontinued operations, including the net gain recorded upon sale, was $100 thousand and $(93) thousand for the fourth quarter and fiscal year ended September 30, 2025, respectively, compared to $(119) thousand and $(1.4) million, respectively, for the comparable fiscal 2024 periods.

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GEE Group Inc. will hold an investor webcast/conference call on Thursday, December 18, 2025 at 11a.m. EST to review and discuss the fiscal 2025 full year and fourth quarter results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

Investor Conference Call/Webcast Information:

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1747134&tp_key=3d705db54e

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company delivered a resilient quarter in a difficult labor market and continues to aggressively adjust its business plan including targeting new revenue generating opportunities, aggressively implementing AI tools to maximize efficiency and accelerating the reduction of recurring expenses in a challenging and uncertain macroeconomic environment. The use of contingent labor and the volume of full-time hires lessened overall in fiscal 2024, and continued throughout fiscal 2025, but appears to have stabilized somewhat as businesses are beginning to initiate new projects which may be expected to lead to more job orders and full-time and contingent staffing placements. We also believe that AI is fast becoming a disruptor in the staffing industry. Therefore, GEE Group has implemented and incorporated AI in its strategic plan internally to “digitize”, streamline and enhance its recruiting and accelerate its sales efforts. The Company will provide its clients with the necessary human resource solutions to implement and support their use of AI and help them create increased efficiency and profitability.”

Mr. Dewan added, “The actions we’ve taken in 2025 have allowed us to mitigate much of the reduction in profitability and we are happy to report that the Company was able to produce positive cash from operating activities and increased its cash position this year. The 2026 demand for our human resources solutions and direct hire placement and contract staffing services is expected to be somewhat volatile but we anticipate things to gradually improve. We intend to execute plans to increase our market share irrespective of overall growth in the staffing industry with aggressive AI-assisted sales and recruiting processes, increased use of offshore recruiting to maximize fill rates more efficiently and provide clients with more value added services. These include human resources (‘HR’) consulting, information technology (‘IT’) statement of work (‘SOW’) project capability, resource process outsourcing (‘RPO’) and other higher-end service offerings. We are tightly managing costs and continually evaluating GEE’s expenses and expect to further streamline our business and significantly reduce costs. The Company has a strong balance sheet with a current ratio of 4.1 and substantial liquidity resources, both in cash and borrowing capacity. GEE Group’s dedicated, tenured employees and select new hires continue to provide outstanding customer service and remain committed to growing our business.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned Fiscal Year 2025 and Fourth Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, as well as any applicable recent Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information presented herein, include the use of non-GAAP financial measures. Schedules are attached hereto which reconcile the related financial items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release. See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements Safe Harbor" below which incorporates "Risk Factors" which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

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Non-GAAP EBITDA is defined as net loss from continuing operations before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital market-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP free cash flow is defined as net cash provided by operating activities, less capital expenditures.

Non-GAAP EBITDA, non-GAAP adjusted EBITDA, and non-GAAP free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net loss reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net loss from continuing operations to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and net cash provided by operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Loss from Continuing Operations to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended September 30,
(In thousands)
	2025	2024
Net loss from continuing operations	$(613)	$(2,134)
Interest expense	66	68
Interest income	(143)	(174)
Income taxes	(83)	842
Depreciation	47	60
Amortization	202	204
Non-cash intangible assets impairment charges	-	-
Non-cash goodwill impairment charges	-	-
Non-GAAP EBITDA	(524)	(1,134)
Non-cash stock compensation	128	128
Severance agreements	17	49
Acquisition, integration & restructuring	73	33
Non-GAAP adjusted EBITDA	$(306)	$(924)

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Reconciliation of Net Loss from Continuing Operations to
Non-GAAP EBITDA and Adjusted EBITDA
Twelve Month Periods Ended September 30,
(In thousands)
	2025	2024
Net loss from continuing operations	$(34,654)	$(22,675)
Interest expense	333	315
Interest income	(577)	(722)
Income taxes	9,588	(2,619)
Depreciation	201	261
Amortization	857	2,363
Non-cash intangible assets impairment charges	-	5,209
Non-cash goodwill impairment charges	22,000	14,201
Non-GAAP EBITDA	(2,252)	(3,667)
Non-cash stock compensation	546	587
Severance agreements	34	382
Acquisition, integration & restructuring	440	738
Other losses (gains)	7	8
Non-GAAP adjusted EBITDA	$(1,225)	$(1,952)

Reconciliation of Net Cash provided by Operating
Activities to Non-GAAP Free Cash Flow
Twelve Month Periods Ended September 30,
(In thousands)
	2025	2024
Net cash provided by operating activities	$549	$202
Acquisition of property and equipment	(16)	(58)
Non-GAAP free cash flow	$533	$144

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GEE GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except basic and diluted loss per share)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024

NET REVENUES:
Contract staffing services	$20,376	$22,776	$84,686	$94,753
Direct hire placement services	3,085	3,386	11,818	12,183
NET REVENUES	23,461	26,162	96,504	106,936

Cost of contract services	15,056	16,978	63,132	70,794
GROSS PROFIT	8,405	9,184	33,372	36,142

Selling, general and administrative expenses	8,929	10,318	35,624	39,809
Depreciation expense	47	60	201	261
Amortization of intangible assets	202	204	857	2,363
Intangible assets impairment charges	-	-	-	5,209
Goodwill impairment charge	-	-	22,000	14,201
LOSS FROM OPERATIONS	(773)	(1,398)	(25,310)	(25,701)
Interest expense	(66)	(68)	(333)	(315)
Interest income	143	174	577	722
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(696)	(1,292)	(25,066)	(25,294)
Provision for income tax (expense) benefit attributable to continuing operations	83	(842)	(9,588)	2,619
LOSS FROM CONTINUING OPERATIONS	(613)	(2,134)	(34,654)	(22,675)
Loss from discontinued operations, net of tax (Note 5)	100	(119)	(93)	(1,427)
CONSOLIDATED NET LOSS	$(513)	$(2,253)	$(34,747)	$(24,102)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	109,413	109,139	109,413	109,139

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.01)	$(0.02)	$(0.32)	$(0.21)
From discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.01)
Consolidated net loss per share	$(0.00)	$(0.02)	$(0.32)	$(0.22)

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GEE GROUP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2025	September 30, 2024
ASSETS
CURRENT ASSETS:
Cash	$21,364	$20,735
Accounts receivable, less allowances ($76 and $144, respectively)	9,695	12,751
Prepaid expenses and other current assets	622	762
Current assets of discontinued operations	-	1,153
Total current assets	31,681	35,401
Property and equipment, net	354	546
Goodwill	24,759	46,008
Intangible assets, net	620	834
Deferred tax assets, net	-	9,364
Right-of-use assets	2,443	3,115
Other long-term assets	140	295
Noncurrent assets of discontinued operations	-	339
TOTAL ASSETS	$59,997	$95,902

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,392	$1,960
Accrued compensation	4,519	5,026
Current operating lease liabilities	986	1,090
Current portion of notes payable	196	-
Other current liabilities	595	899
Current liabilities of discontinued operations	-	347
Total current liabilities	7,688	9,322
Deferred taxes, net	262	-
Noncurrent operating lease liabilities	1,829	2,254
Notes payable	196	-
Other long-term liabilities	12	82
Noncurrent liabilities of discontinued operations	-	33
Total liabilities	9,987	11,691

SHAREHOLDERS' EQUITY
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 109,413 shares outstanding at September 30, 2025 and 2024	113,675	113,129
Accumulated deficit	(60,479)	(25,732)
Treasury stock; at cost - 5,487 shares at September 30, 2025 and 2024	(3,186)	(3,186)
Total shareholders' equity	50,010	84,211
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,997	$95,902

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company provides professional staffing services and solutions in information technology, engineering, finance and accounting specialties through the names of Access Data Consulting, Agile Resources, Omni-One, GEE Group Columbus, Hornet Staffing and Paladin Consulting. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). The Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. These forward-looking statements include, without limitation, anticipated cash flow generation and expected shareholder benefits. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions of future tense. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID-19”), negatively impacted and disrupted the Company’s business operations and had a significant negative impact on the global economy and employment in general, resulting in, among other things, a lack of demand for the Company’s services.  This was exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”.  Some of these outcomes or by-products of the pandemic have persisted in one form or another since and there is no assurance that conditions will ever fully return to their former pre-pandemic status quo. These and certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, future global pandemics such as COVID-19 or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

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